Exhibit “10.6”  (Promissory Note to Charles Christian Kirley)

PROMISSORY NOTE
(Revolving Line of Credit)

$65,000.00                                                                                                                     January 30, 2010

FOR VALUE RECEIVED, BIGELOW INCOME PROPERTIES, LLC, ("Borrower") hereby promises to pay to the order of CHARLES CHRISTIAN KIRLEY, (“Lender”) at 4800 Main, Suite 1000, Kansas City, Missouri 64112, or at such other place as the Lender shall direct in writing, the sum of up to Sixty-Five Thousand Dollars and 00/100ths ($65,000.00) or so much thereof as may be advanced hereunder from time to time, together with interest at the Applicable Federal Rate in effect from time to time for instruments with an equivalent term (“Interest Rate”).

This note (“Note”) shall be funded as a revolving line of credit loan.  Borrower shall be permitted to borrow up to a maximum of $65,000.00 in principal under this Note from time to time during the approximately two (2) year term hereof.  Lender shall maintain a written ledger of the amounts loaned to and repaid by Borrower under this Note.  The aggregate unpaid principal amount shown on such ledger shall be rebuttable, presumptive evidence of the principal amount owing and unpaid on this Note.  The Lender's failure to record the date and amount of any loan or advance on such ledger shall not limit or otherwise effect the obligations of the Borrower under this Note to repay the principal amount of the loans or advances, together with all interest accruing thereon.  Lender shall not be obligated to provide Borrower with a copy of the ledger on a periodic basis, however, Borrower shall be entitled to inspect or obtain a copy of the ledger during Lender's business hours.

The proceeds of this Note shall be used solely to fund the Borrower’s organizational and offering expenses that become due and payable (“Permitted Expenses”) or repayment of amounts due under this Note.  Prior to expenditure for Permitted Expenses or repayment of amounts due under this Note, all amounts advanced hereunder shall be held in a federally insured account.

Both the principal hereof and interest hereon shall be payable in coin or currency which at the time of payment is legal tender for the payment of public or private debts in the United States of America, and shall be repayable as follows:

1.           Borrower shall pay an amount equal to all Permitted Expenses paid and accrued interests thereon upon the date (“Initial Payment Date”) that the Borrower achieves minimum unit sales of 1,000,000 of Borrower’s shares and receives the subscription proceeds therefrom.

2.           Any Permitted Expenses paid after the Initial Payment Date and accrued interest thereon shall be paid on or before December 31, 2011.

3.            If not sooner paid, all remaining unpaid interest and all outstanding principal shall be due and payable on December 31, 2012.

All payments shall be applied first to interest and then to principal, except that if any advance made by the Lender under the terms of any instrument securing the Note is not repaid, any monies received, at the option of the Lender, may first be applied to repay such advances, plus interest thereon at the Interest Rate from the date of such advancement, and the balance, if any, shall be applied on account of any installments then due.

Any failure to pay any installment of principal or interest, or any other amount due hereunder by its due date, or any other uncured event of default under any instrument securing this Note, shall be an "Event of Default" hereunder.  The Borrower shall pay a late charge equal to the greater of (i) 10% of any monthly installment payment or $10.00 when such installment payment is paid more than ten (10) days after the due date thereof to cover the extra expense involved in handling delinquent payments.  An additional amount will be charged for each successive month or portion thereof that the payment remains past due.  After the expiration of the initial ten (10) day period, this late charge shall apply in full to all payments past due for all or part of any month and there will be no pro rata adjustment.  This late charge provision shall not be deemed to excuse a late payment or be

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deemed a waiver of any other rights the Lender may have including the right to declare the entire unpaid principal and interest immediately due and payable.  If there is an Event of Default under this Note, all amounts owed to Lender shall, at Lender's option and upon notice to Borrower, bear interest at the Interest Rate plus 5%.

The Borrower may prepay this Note in full or in part without penalty at any time during the term hereof.

This Note has been made, executed and delivered to Lender in Jackson County, Missouri and the rights and obligations of the parties hereto shall be construed in accordance with the internal laws of the State of Missouri.  Notwithstanding the foregoing, to the extent necessary to enforce any lien or security interest, the internal laws of the state in which such property is located shall govern.

It is agreed that time is of the essence in the performance of this Note.  Upon an Event of Default which is not cured within any applicable grace period, the Lender shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and accrued interest evidenced by this Note immediately due and payable.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect the security of or for its payment, the undersigned shall pay all reasonable costs of collection including reasonable attorneys' fees.

No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

The Borrower, any guarantors or other persons liable for all or any part of the amounts set forth in this Note severally waive presentment for payment, protest and notice of non-payment.  Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all part of any security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.

All agreements between the Lender and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  If due to any circumstances whatsoever, fulfillment of any provisions hereof, shall involve transcending the limit of validity for interest prescribed by law, then, the obligation to be fulfilled with respect to interest shall automatically be reduced to the limit of such validity, and if under any circumstances the Lender should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be in excess of such highest lawful rate shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Borrower and Lender and shall be binding upon and available to any subsequent holder or endorsee of this Note.

IN WITNESS WHEREOF, this Note has been executed as of the day and year first set forth above.

BIGELOW INCOME PROPERTIES, LLC,
a Missouri limited liability company

By: 2309 HOLDINGS, LLC,
a Missouri limited liability company, Sole Member and Manager

By: /s/ Charles Christian Kirley_
Charles Christian Kirley,
Sole Member and Manager

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